EXHIBIT 99.1

BRESLER & REINER, INC.

(301) 945-4300	11140	Rockville Pike, Suite 620
(301) 945-4301 Fax		Rockville, MD 20852

PRESS RELEASE

FOR IMMEDIATE RELEASE

BRESLER & REINER, INC. (OTC: BRER) ANNOUNCES WITHDRAWAL OF FANNIE MAE LETTER OF INTENT

ROCKVILLE, MD. – January 20, 2005:  Bresler & Reiner, Inc. (OTC: BRER) announced today that it has been notified by the Federal National Mortgage Association (“Fannie Mae”) that Fannie Mae, for reasons related to Fannie Mae’s financial situation, has withdrawn the previously announced nonbinding letter of intent between Fannie Mae and Waterfront Associates, LLC with respect to the leasing of a portion of the office space to be developed in the Waterfront Mall in Southeast Washington.  Bresler & Reiner holds a significant interest in Waterfront Associates, LLC.  Bresler & Reiner, together with its joint venture partners in the Waterfront Mall project, the Kaempfer Company, Inc. and Forest City Enterprises, Inc., intend to continue the redevelopment of the Waterside Mall and actively seek other tenants.

Bresler & Reiner, Inc. develops and owns commercial, residential and hospitality properties in the Washington, DC, Orlando, Florida and Philadelphia, Pennsylvania metropolitan areas.

This press release may contain forward-looking statements that are based on current estimates, expectations, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or “would be,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties include: our ability to compete effectively; our exposure to the credit risks of our tenants; our ability to recruit and retain key personnel; adverse changes in the local or general economy and market conditions; our ability to obtain necessary governmental permits and approvals; our ability to secure tenants for our projects and properties ; our ability to obtain mortgage financing on acceptable terms; future litigation; and changes in environmental health and safety laws.